Exhibit 99.1

AMCON Distributing Company Reports Results for the Quarter Ended March 31, 2023

OMAHA, Neb.--(BUSINESS WIRE)--April 18, 2023--AMCON Distributing Company (“AMCON” or “Company”) (NYSE American: DIT), an Omaha, Nebraska based consumer products company, is pleased to announce fully diluted earnings per share of $3.49 on net income available to common shareholders of $2.1 million for its second fiscal quarter ended March 31, 2023.

“AMCON’s leadership position in Convenience Distribution is a function of our relentless focus on customer service. We faced historic levels of severe weather in the markets we serve during the quarter, and our operations teams made the extra effort necessary to ensure continuity of service across our customer base,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. Mr. Atayan further noted, “AMCON continues to seek out acquisition opportunities for convenience and foodservice distributors who want to align with the Company’s growing platform and customer centric management philosophy.”

The wholesale distribution segment reported revenues of $573.6 million and operating income of $8.9 million for the second quarter of fiscal 2023. The retail health food segment reported revenues of $11.3 million and operating income of $0.2 million for the second quarter of fiscal 2023.

“As a result of our recent acquisition of Henry’s Foods, we have begun the integration of an expanded foodservice platform now available to the Company and our customer base,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. Mr. Plummer further noted, “Foodservice and our technology suite of services are strategic focus areas. Our customer base is growing, and we continue to search for facilities in, and adjacent to our current service area.”

“We are actively managing our working capital position to take advantage of strategic opportunities in the marketplace,” said Charles J. Schmaderer, AMCON’s Chief Financial Officer. Mr. Schmaderer further noted, “As a core operating principle, we maintain high levels of liquidity and ended the quarter with $97.1 million of consolidated shareholders’ equity.”

AMCON is a leading convenience distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products servicing approximately 6,800 retail stores through distribution centers in Illinois, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee and West Virginia. AMCON, through its Healthy Edge Retail Group, also operates eighteen (18) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries Condensed Consolidated Balance Sheets March 31, 2023 and September 30, 2022
	March	September
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash	$781,761	$431,576
Accounts receivable, less allowance for doubtful accounts of $2.1 million at March 2023 and $2.5 million September 2022	65,886,561	62,367,888
Inventories, net	130,878,576	134,654,637
Income taxes receivable	879,122	819,595
Prepaid expenses and other current assets	13,296,012	12,702,084
Total current assets	211,722,032	210,975,780

Property and equipment, net	75,366,996	48,085,520
Operating lease right-of-use assets, net	18,913,326	19,941,009
Goodwill	5,871,659	5,277,950
Other intangible assets, net	5,553,786	2,093,113
Other assets	3,026,951	2,751,155
Total assets	$320,454,750	$289,124,527

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$50,460,856	$39,962,363
Accrued expenses	15,204,328	14,446,210
Accrued wages, salaries and bonuses	5,070,513	7,811,207
Current operating lease liabilities	6,496,935	6,454,473
Current maturities of long-term debt	2,758,738	1,595,309
Current mandatorily redeemable non-controlling interest	1,812,558	1,712,095
Total current liabilities	81,803,928	71,981,657

Credit facilities	103,064,246	91,262,438
Deferred income tax liability, net	3,318,290	2,328,588
Long-term operating lease liabilities	12,743,653	13,787,721
Long-term debt, less current maturities	12,715,890	7,384,260
Mandatorily redeemable non-controlling interest, less current portion	9,512,111	9,446,460
Other long-term liabilities	220,864	103,968

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 611,052 shares outstanding at March 2023 and 584,789 shares outstanding at September 2022	9,431	9,168
Additional paid-in capital	29,766,566	26,903,201
Retained earnings	98,167,058	96,784,353
Treasury stock at cost	(30,867,287)	(30,867,287)
Total shareholders’ equity	97,075,768	92,829,435
Total liabilities and shareholders’ equity	$320,454,750	$289,124,527

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Operations for the three and six months ended March 31, 2023 and 2022
	For the three months ended March		For the six months ended March
	2023	2022	2023	2022
Sales (including excise taxes of $130.9 and $89.1 million, and $261.3 million and $186.2 million, respectively)	$584,993,848	$391,888,192	$1,150,983,356	$814,459,469
Cost of sales	543,861,287	365,211,270	1,074,881,211	760,849,885
Gross profit	41,132,561	26,676,922	76,102,145	53,609,584
Selling, general and administrative expenses	33,996,988	21,915,351	62,376,176	44,306,090
Depreciation and amortization	1,807,753	818,222	2,878,639	1,602,467
	35,804,741	22,733,573	65,254,815	45,908,557
Operating income	5,327,820	3,943,349	10,847,330	7,701,027

Other expense (income):
Interest expense	2,169,541	244,920	3,863,698	567,018
Change in fair value of mandatorily redeemable non-controlling interest	221,030	—	166,114	—
Other (income), net	(173,725)	(60,958)	(227,257)	(101,068)
	2,216,846	183,962	3,802,555	465,950
Income from operations before income taxes	3,110,974	3,759,387	7,044,775	7,235,077
Income tax expense	1,045,400	1,345,000	2,350,200	2,590,000
Equity method investment earnings, net of tax	—	591,795	—	1,362,161
Net income available to common shareholders	$2,065,574	$3,006,182	$4,694,575	$6,007,238

Basic earnings per share available to common shareholders	$3.53	$5.29	$8.04	$10.62
Diluted earnings per share available to common shareholders	$3.49	$5.19	$7.94	$10.33

Basic weighted average shares outstanding	585,885	567,889	583,725	565,694
Diluted weighted average shares outstanding	592,448	578,751	591,249	581,328

Dividends paid per common share	$5.18	$0.18	$5.36	$5.36

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Shareholders’ Equity for the three and six months ended March 31, 2023 and 2022
					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
THREE MONTHS ENDED MARCH 2022
Balance, January 1, 2022	915,009	$9,148	(332,220)	$(30,867,287)	$26,999,735	$83,438,578	$79,580,174
Dividends on common stock, $0.18 per share	—	—	—	—	—	(108,235)	(108,235)
Compensation expense and settlement of equity-based awards	2,000	20	—	—	(444,689)	—	(444,669)
Net income available to common shareholders	—	—	—	—	—	3,006,182	3,006,182
Balance, March 31, 2022	917,009	$9,168	(332,220)	$(30,867,287)	$26,555,046	$86,336,525	$82,033,452

THREE MONTHS ENDED MARCH 2023
Balance, January 1, 2023	943,272	$9,431	(332,220)	$(30,867,287)	$29,357,154	$96,212,704	$94,712,002
Dividends on common stock, $0.18 per share	—	—	—	—	—	(111,220)	(111,220)
Compensation expense related to equity-based awards	—	—	—	—	409,412	—	409,412
Net income available to common shareholders	—	—	—	—	—	2,065,574	2,065,574
Balance, March 31, 2023	943,272	$9,431	(332,220)	$(30,867,287)	$29,766,566	$98,167,058	$97,075,768

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
SIX MONTHS ENDED MARCH 2022
Balance, October 1, 2021	883,589	$8,834	(332,220)	$(30,867,287)	$24,918,781	$83,552,298	$77,612,626
Dividends on common stock, $5.36 per share	—	—	—	—	—	(3,223,011)	(3,223,011)
Compensation expense and settlement of equity-based awards	33,420	334	—	—	1,636,265	—	1,636,599
Net income available to common shareholders	—	—	—	—	—	6,007,238	6,007,238
Balance, March 31, 2022	917,009	$9,168	(332,220)	$(30,867,287)	$26,555,046	$86,336,525	$82,033,452

SIX MONTHS ENDED MARCH 2023
Balance, October 1, 2022	917,009	$9,168	(332,220)	$(30,867,287)	$26,903,201	$96,784,353	$92,829,435
Dividends on common stock, $5.36 per share	—	—	—	—	—	(3,311,870)	(3,311,870)
Compensation expense and settlement of equity-based awards	26,263	263	—	—	2,863,365	—	2,863,628
Net income available to common shareholders	—	—	—	—	—	4,694,575	4,694,575
Balance, March 31, 2023	943,272	$9,431	(332,220)	$(30,867,287)	$29,766,566	$98,167,058	$97,075,768

AMCON Distributing Company and Subsidiaries Condensed Consolidated Unaudited Statements of Cash Flows for the six months ended March 31, 2023 and 2022
	March	March
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income available to common shareholders	$4,694,575	$6,007,238
Adjustments to reconcile net income available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	2,732,312	1,602,467
Amortization	146,327	—
Equity method investment earnings, net of tax	—	(1,362,161)
(Gain) loss on sales of property and equipment	(133,159)	(76,220)
Equity-based compensation	1,061,383	1,208,655
Deferred income taxes	989,702	1,099,199
Provision for losses on doubtful accounts	(378,302)	(3,000)
Inventory allowance	(6,947)	155,534
Change in fair value of mandatorily redeemable non-controlling interest	166,114	—
Changes in assets and liabilities, net of effects of business acquisition:
Accounts receivable	5,097,281	2,290,562
Inventories	19,843,973	4,807,756
Prepaid and other current assets	(411,185)	(651,979)
Equity method investment distributions	—	744,118
Other assets	(275,796)	(79,301)
Accounts payable	10,457,273	1,465,370
Accrued expenses and accrued wages, salaries and bonuses	(1,094,009)	(700,748)
Other long-term liabilities	116,896	(721,318)
Income taxes payable and receivable	(59,527)	(1,990,394)
Net cash flows from (used in) operating activities	42,946,911	13,795,778

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,760,586)	(974,424)
Proceeds from sales of property and equipment	137,500	79,000
Principal payment received on note receivable	—	175,000
Acquisition of Henry's	(54,958,637)	—
Net cash flows from (used in) investing activities	(57,581,723)	(720,424)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	1,184,888,842	819,125,190
Repayments under revolving credit facilities	(1,173,087,034)	(827,584,508)
Proceeds from borrowings on long-term debt	7,000,000	—
Principal payments on long-term debt	(504,941)	(277,902)
Proceeds from exercise of stock options	—	173,590
Dividends on common stock	(3,311,870)	(3,223,011)
Settlement and withholdings of equity-based awards	—	(1,280,749)
Net cash flows from (used in) financing activities	14,984,997	(13,067,390)
Net change in cash	350,185	7,964
Cash, beginning of period	431,576	519,591
Cash, end of period	$781,761	$527,555

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$3,527,737	$582,394
Cash paid during the period for income taxes, net of refunds	1,419,354	3,481,196

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$132,876	$29,047
Issuance of common stock in connection with the vesting and exercise of equity-based awards	2,044,805	2,280,783

Contacts

Christopher H. Atayan
AMCON Distributing Company
Ph 402-331-3727